EXECUTION

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT dated as of May 1, 2006 (this “Agreement”), is among Goldman Sachs Mortgage Company (the “Assignor”), GS Mortgage Securities Corp. (the “Assignee”) and Countrywide Home Loans Servicing LP (the “Company” or the “Servicer”).

For and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.

Assignment, Assumption and Conveyance

The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of the Assignor, as purchaser, in, to and under (a) those certain Mortgage Loans listed on the schedule (the “Mortgage Loan Schedule”) attached hereto as Schedule I (the “Mortgage Loans”) and (b) solely insofar as it relates to the Mortgage Loans, that certain Flow Servicing Agreement dated as of May 1, 2005 (the “Servicing Agreement”), by and between the Assignor (in such capacity, the “Owner”) and the Company.  The  Assignor hereby agrees that it will (i) deliver possession of notes evidencing the Mortgage Loans to, or at the direction of, the Assignee or its designee and (ii) take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the Mortgage Loans as required under the Trust Agreement (as defined below).

The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Servicing Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement, (ii) any rights and obligations of the Assignor pursuant to the Servicing Agreement arising prior to the date hereof, (iii) the rights and obligations of the Owner under Section 6.01 (b) (relating to the Owner’s right to terminate the Company) and Section 4.09 (relating to the Owner’s right to receive information from the Servicer) and Sections 13, 13(i) and 13.15 (relating to the Owner’s obligation to execute certain confidentiality agreements) of the Servicing Agreement or (iv) any rights of the Assignor under the Commitment Letter dated May 26, 2006 (the “Commitment Letter”), between the Owner and the Company, which rights shall survive the execution and delivery of this Agreement.

The Assignee hereby assumes all of the Assignor’s rights and obligations under the Mortgage Loans and the Servicing Agreement solely insofar as such obligations relate to the Mortgage Loans, other than the obligations set forth in clauses (ii) and (iii) of the preceding paragraph.

The parties hereto agree that, notwithstanding anything to the contrary contained in the Commitment Letter, with respect to the Mortgage Loans being serviced under the Servicing Agreement, the Servicing Fee Rate for the Mortgage Loans shall be the rate set forth on the Mortgage Loan Schedule.

2.

Recognition of the Company

From and after the date hereof (the “Securitization Closing Date”), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans (absent the servicing rights related thereto) and assign its rights under the Servicing Agreement (solely to the extent set forth herein) and this Agreement to U.S. Bank National Association, as trustee (including its successors in interest and any successor trustees under the Trust Agreement, the “Trustee”), of the GSR Mortgage Loan Trust 2006-5F (the “Trust”) created pursuant to a Master Servicing and Trust Agreement dated as of May 1, 2006 (the “Trust Agreement”), among GS Mortgage Securities Corp., as Depositor, the Trustee, JPMorgan Chase Bank, National Association, as a custodian, Deutsche Bank National Trust Company, as a custodian, and Wells Fargo Bank, N.A., as Securities Administrator and Master Servicer and as a custodian.  The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trustee will be the owner of the Mortgage Loans and the Servicer will be the servicer of the Mortgage Loans on or after the applicable Transfer Date pursuant to the terms set forth in the Trust Agreement, (ii) the Company shall look solely to the Trustee (and the Servicer acting on the Trustee’s behalf) for performance of any obligations of the Assignor under the Mortgage Loans and the Servicing Agreement (solely insofar as it relates to the Mortgage Loans) (except for such obligations of the Assignor retained by the Assignor hereunder), (iii) the Trustee (and the Servicer acting on the Trustee’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the applicable Purchase Agreement and the Servicing Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in the applicable Purchase Agreement, and shall be entitled to enforce any and all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties set forth in Article X of the Servicing Agreement (except for the rights and remedies retained by the Assignor hereunder), (iv) all references to the Owner under the Servicing Agreement insofar as they relate to the Mortgage Loans shall be deemed to refer to the Trustee (except to the extent of the rights and obligations retained by the Assignor hereunder) (including the Servicer acting on the Trustee’s behalf) and (v) the Mortgage Loans will be part of a REMIC, and the Company shall service the Mortgage Loans and any real property acquired upon default thereof (including, without limitation, making or permitting any modification, waiver or amendment of any term of any Mortgage Loan) prior to the applicable Transfer Date in accordance with the Servicing Agreement but in no event in a manner that would (A) cause the REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, and the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code).  Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement, which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Servicing Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

From and after the date hereof, the Servicer shall note the transfer of the Mortgage Loans to the Trustee in its books and records, shall recognize the Trustee as the owner of the Mortgage Loans and shall service the Mortgage Loans for the benefit of the Trustee pursuant to the Servicing Agreement.

The Servicer represents and warrants that (a) the copy of the Servicing Agreement, attached hereto as Exhibit 1, provided to the Assignee is a true, complete and accurate copy of the Servicing Agreement, (b) the Servicing Agreement is in full force and effect as of the date hereof, (c) the provisions thereof have not been waived, amended or modified in any respect except as provided herein, nor have any notices of termination been given thereunder, and (d) the Servicer is servicing each Mortgage Loan pursuant to the terms of the Servicing Agreement.

The Servicer further acknowledges that, from and after the date hereof, it (and any of its successors under the Servicing Agreement) will be subject to the supervision of the Master Servicer and the Master Servicer, acting on behalf of the Trustee as the owner of the Mortgage Loans, shall have the same rights as are assigned by GSMC to the Assignor under this Agreement, and as will be further assigned by the Assignee to the Trustee, on behalf of the Trust.  Such rights that the Master Servicer may enforce will include, without limitation, the right to terminate the Servicer under the Servicing Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Servicer under the Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Servicer under the Servicing Agreement and the right to exercise certain rights of consent and approval relating to actions taken by the Servicer.

All remittances required to be made to the Trustee, as the successor in interest to the Assignor under the Servicing Agreement, shall be made instead to the Master Servicer by wire transfer to the following account:

WELLS FARGO BANK, NA

ABA# 121000248

FOR CREDIT TO: SAS CLEARING

ACCT: 3970771416

REFERENCE: GSR 2006-5F Acct # 50922600

Notwithstanding anything to the contrary in the Servicing Agreement, with respect to the Mortgage Loans, not later than the tenth calendar day of each month (or if such tenth calendar day is not a Business Day, the immediately succeeding Business Day), the Servicer shall furnish to the Master Servicer (i)(a) monthly loan data in the form of Exhibit 2 hereto or another mutually agreed-upon format, (b) default loan data as set forth in Exhibit 3 hereto (or in such other format mutually agreed upon between the Servicer and the Master Servicer and (c) information regarding the realized losses and gains as set forth in Exhibit 4 and Exhibit 5 hereto (or in such other format mutually agreed upon between the Servicer and the Master Servicer), in each case relating to the period ending on the last day of the preceding calendar month, (ii) all such information required pursuant to clause (i)(a) above on a magnetic tape, electronic mail, or other similar media reasonably acceptable to the Master Servicer, and (iii) all supporting documentation reasonably necessary and available with respect to the information required under the preceding paragraph.

3.

Representations and Warranties of the Company

The Company warrants and represents to and covenants with, the Assignor, the Assignee and the Trustee as of the date hereof that:

(a)

The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)

The Company has full power and authority to execute, deliver and perform its obligations under this Agreement and has full power and authority to perform its obligations under this Agreement and the Servicing Agreement.  The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject.  The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company.  This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by it of the transaction contemplated hereby;

(d)

The Company shall establish a Custodial Account and an Escrow Account under the Servicing Agreement in favor of the Trustee with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of the Assignor;

(e)

There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Servicing Agreement, or which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Servicing Agreement, and the Company is solvent;

(f)

The Company has serviced the Mortgage Loans in accordance with the Servicing Agreement and has provided accurate “paid through” data (assuming the correctness of all “paid through” data provided by the Assignor to the Company at the time the Company began servicing the Mortgage Loans) with respect to the Mortgage Loans to the Assignor;

(g)

Except as reflected in the “paid through” data delivered to the Assignor (assuming the correctness of all “paid through” data provided by the Assignor to the Company at the time the Company began servicing the Mortgage Loans), there is no payment default existing under any Mortgage or any Mortgage Note as of the Securitization Closing Date; and

(h)

To the Company’s knowledge, there is no non-payment default existing under any Mortgage or Mortgage Note, or any event which, with the passage of time or with notice and the termination of any grace or cure period, would constitute a non-payment default, breach, violation or event which would permit acceleration as of the Securitization Closing Date.

Pursuant to Section 13.13 of the Servicing Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trustee, that the representations and warranties set forth in Article X of the Servicing Agreement are true and correct as of the date hereof as if such representations and warranties were made on the date hereof.

4.

Representations and Warranties of the Assignor

The Assignor warrants and represents to the Assignee and the Trustee as of date hereof, unless otherwise stated below that:

(a)

The Assignor has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of New York with full power and authority to enter into and perform its obligations under the Agreements and this Agreement.

(b)

This Agreement has been duly executed and delivered by the Assignor, and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid, and binding agreement of the Assignor, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law.

(c)

The execution, delivery and performance by the Assignor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof.

(d)

The execution and delivery of this Agreement have been duly authorized by all necessary action on the part of the Assignor; neither the execution and delivery by the Assignor of this Agreement, nor the consummation by the Assignor of the transactions herein contemplated, nor compliance by the Assignor with the provisions hereof will conflict with or result in a breach of, or constitute a default under, any of the provisions of the governing documents of the Assignor or any law, governmental rule or regulation or any material judgment, decree or order binding on the Assignor or any of its properties, or any of the provisions of any material indenture, mortgage, deed of trust, contract or other instrument to which the Assignor is a party or by which it is bound.

(e)

There are no actions, suits or proceedings pending or, to the knowledge of the Assignor, threatened, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter that in the judgment of the Assignor will be determined adversely to the Assignor and will, if determined adversely to the Assignor, materially adversely affect its ability to perform its obligations under this Agreement.

(f)

The Assignor is the sole owner of record and holder of the Mortgage Loans and the indebtedness evidenced by each Mortgage Note.  The Mortgage Loans are not assigned or pledged, and the Assignor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loans to the Assignee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Assignee will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.  The Assignor intends to relinquish all rights to possess, control and monitor the Mortgage Loan.

(g)

The Assignor has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor.

(h)

As of May 26, 2006, with respect to the Mortgage Loans, any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws, all applicable predatory and abusive lending laws or unfair and deceptive practices laws applicable to the Mortgage Loan, including, without limitation, any provisions related to Prepayment Premiums, have been complied with, and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Properties and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

(i)

As of May 26, 2006, no Mortgage Loan is a “High Cost Loan” or “Covered Loan,” as applicable, as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary.  In addition, no Mortgage Loan is a “high-cost,” “high-cost home,” “covered,”  “high-risk home,” or “predatory” loan under any applicable federal, state or local predatory or abusive lending law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

5.

Remedies for Breach of Representations and Warranties of the Assignor

The Assignor hereby acknowledges and agrees that in the event of any breach of the representations and warranties made by the Assignor set forth in Section 4 hereof that materially and adversely affects the value of the Mortgage Loans or the interest of the Assignee or the Trustee therein, within sixty (60) days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty, it shall cure, purchase, cause the purchase of, or substitute for the applicable Mortgage Loan in the same manner and subject to the conditions set forth in Section 2.03 of the Standard Terms to the Trust Agreement with respect to the Assignee’s obligations to provide certain representations and warranties for the Mortgage Loans.

6.

Servicer to Contact Certain Borrowers

The Servicer shall contact each borrower of those Mortgage Loans listed on Schedule II hereto (the “Scheduled Mortgage Loans”) to notify such borrower that the prepayment penalty period related to such borrower’s Scheduled Mortgage Loan has been unilaterally waived, but only to the extent that such period exceeds a term of three (3) years.  By executing this Agreement, the Servicer acknowledges that it shall fulfill its obligations under this Section 6 within a reasonable time period not to exceed ninety (90) days from the date hereof.

7.

 Miscellaneous

(a)

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

(c)

This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trustee (including the Servicer acting on the Trustee’s behalf).  Any entity into which the Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

(d)

Each of this Agreement and the Servicing Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement and the Servicing Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by the Assignee to the Trustee and nothing contained herein shall supersede or amend the terms of the Purchase Agreement and the Servicing Agreement.

(e)

This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

(f)

In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement or the Servicing Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

(g)

Capitalized terms used in this Agreement (including the schedules hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement, the Servicing Agreement or the Trust Agreement, as applicable.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:  /s/ Greg A. Finck

Name:  Greg A. Finck

Title:    Managing Director

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership

By:GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, as General Partner

By:  /s/ Greg A. Finck

Name:  Greg A. Finck

Title:   Managing Director

COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership

(Servicer)

By: COUNTRYWIDE GP, INC., general partner

By:  /s/ Monica Brudenell

Name:  Monica Brudenell

Title:   First Vice President

SCHEDULE I

Mortgage Loan Schedule

SCHEDULE II

Scheduled Mortgage Loans

EXHIBIT 1

Servicing Agreement

EXHIBIT 2

REALIZED LOSS CALCULATION INFORMATION

WELLS FARGO BANK, N.A. Form 332

Calculation of Realized Loss

Purpose

To provide the Servicer with a form for the calculation of any Realized Loss (or gain) as a result of a Mortgage Loan having been foreclosed and Liquidated.

Distribution

The Servicer will prepare the form in duplicate and send the original together with evidence of conveyance of title and appropriate supporting documentation to the Master Servicer with the Monthly Accounting Reports which supports the Mortgage Loan’s removal from the Mortgage Loan Activity Report. The Servicer will retain the duplicate for its own records.

Due Date

With respect to any liquidated Mortgage Loan, the form will be submitted to the Master Servicer no later than the date on which statements are due to the Master Servicer under Section 4.02 of this Agreement (the “Statement Date”) in the month following receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan; provided, that if such Statement Date is not at least 30 days after receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan, then the form will be submitted on the first Statement Date occurring after the 30th day following receipt of final liquidation proceeds and supporting documentation.

Preparation Instructions

The numbers on the form correspond with the numbers listed below.

1.

The actual Unpaid Principal Balance of the Mortgage Loan.

2.

The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.

3-7.

Complete as necessary.  All line entries must be supported by copies of appropriate statements,

vouchers, receipts, canceled checks, etc., to document the expense.  Entries not properly documented will not be reimbursed to the Servicer.

8.

Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis.

10.

The total of lines 1 through 9.

Credits

11-17.

Complete as necessary.  All line entries must be supported by copies of the appropriate claims forms, statements, payment checks, etc.  to document the credit.  If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 16.

18.

The total of lines 11 through 17.

Total Realized Loss (or Amount of Any Gain)

19.

The total derived from subtracting line 18 from 10.  If the amount represents a realized gain, show the amount in parenthesis (  ).

Exhibit 3

WELLS FARGO BANK, N.A.

CALCULATION OF REALIZED LOSS

WELLS FARGO BANK, N.A. Trust:  ___________________________

Prepared by: __________________ Date: _______________

Phone: ______________________

Servicer Loan No.

Servicer Name

Servicer Address

WELLS FARGO BANK, N.A.

Loan No._____________________________

Borrower’s Name:________________________________________________________

Property

Address:________________________________________________________________

Liquidation and Acquisition Expenses:
Actual Unpaid Principal Balance of Mortgage Loan	$ _______________(1)
Interest accrued at Net Rate	________________(2)
Attorney’s Fees	________________(3)
Taxes	________________(4)
Property Maintenance	________________(5)
MI/Hazard Insurance Premiums	________________(6)
Hazard Loss Expenses	________________(7)
Accrued Servicing Fees	________________(8)
Other (itemize)	________________(9)
$ _________________

Total Expenses	$ ______________(10)
Credits:
Escrow Balance	$ ______________(11)
HIP Refund	________________(12)
Rental Receipts	________________(13)
Hazard Loss Proceeds	________________(14)
Primary Mortgage Insurance Proceeds	________________(15)
Proceeds from Sale of Acquired Property	________________(16)
Other (itemize)	________________(17)
___________________
___________________
Total Credits	$________________(18)

Total Realized Loss (or Amount of Gain)  $________________

Exhibit 4

Standard File Layout – Scheduled/Scheduled

Column Name	Description	Decimal	Format Comment
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)

Exhibit 5

Standard File Layout – Delinquency Reporting

REPORTING DATA FOR DEFAULTED LOANS

Data must be submitted to Wells Fargo Bank in an Excel spreadsheet format with fixed field names and data type.  The Excel spreadsheet should be used as a template consistently every month when submitting data.

Table: Delinquency
Name	Type	Size
Servicer Loan #	Number	8
	(Double)
Investor Loan #	Number	8
	(Double)
Borrower Name	Text	20
Address	Text	30
State	Text	2
Due Date	Date/Time	8
Action Code	Text	2
FC Received	Date/Time	8
File Referred to Atty	Date/Time	8
NOD	Date/Time	8
Complaint Filed	Date/Time	8
Sale Published	Date/Time	8
Target Sale Date	Date/Time	8
Actual Sale Date	Date/Time	8
Loss Mit Approval Date	Date/Time	8
Loss Mit Type	Text	5
Loss Mit Estimated Completion	Date/Time	8
Date
Loss Mit Actual Completion Date	Date/Time	8
Loss Mit Broken Plan Date	Date/Time	8
BK Chapter	Text	6
BK Filed Date	Date/Time	8
Post Petition Due	Date/Time	8
Motion for Relief	Date/Time	8
Lift of Stay	Date/Time	8
RFD	Text	10
Occupant Code	Text	10
Eviction Start Date	Date/Time	8
Eviction Completed Date	Date/Time	8
List Price	Currency	8
List Date	Date/Time	8
Accepted Offer Price	Currency	8
Accepted Offer Date	Date/Time	8
Estimated REO Closing Date	Date/Time	8
Actual REO Sale Date	Date/Time	8

•

Items in bold are MANDATORY FIELDS. We must receive information in those fields every month in order for your file to be accepted.

The Action Code Field should show the applicable numeric code to indicate that a special action is being taken. The Action Codes are the following:

12-Relief Provisions

 15-Bankruptcy/Litigation

20-Referred for Deed-in-Lieu

30-Referred fore Foreclosure

60-Payoff

65-Repurchase

70-REO-Held for Sale

71-Third Party Sale/Condemnation

72-REO-Pending Conveyance-Pool Insurance claim filed

Wells Fargo Bank will accept alternative Action Codes to those above, provided that the Codes are consistent with industry standards. If Action Codes other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Action Codes prior to sending the file.

Description of Action Codes:

Action Code 12 - To report a Mortgage Loan for which the Borrower has been granted relief for curing a delinquency.  The Action Date is the date the relief is expected to end.  For military indulgence, it will be three months after the Borrower’s discharge from military service.

Action Code 15 - To report the Borrower’s filing for bankruptcy or instituting some other type of litigation that will prevent or delay liquidation of the Mortgage Loan.  The Action Date will be either the date that any repayment plan (or forbearance) instituted by the bankruptcy court will expire or an additional date by which the litigation should be resolved.

Action Code 20 - To report that the Borrower has agreed to a deed-in-lieu or an assignment of the property. The Action Date is the date the Servicer decided to pursue a deed-in-lieu or the assignment.

Action Code 30 - To report that the decision has been made to foreclose the Mortgage Loan.  The Action Date is the date the Servicer referred the case to the foreclosure attorney.

Action Code 60 - To report that a Mortgage Loan has been paid in full either at, or prior to, maturity.  The Action Date is the date the pay-off funds were remitted to the Master Servicer.

Action Code 65 - To report that the Servicer is repurchasing the Mortgage Loan.  The Action Date is the date the repurchase proceeds were remitted to the Master Servicer.

Action Code 70 - To report that a Mortgage Loan has been foreclosed or a deed-in-lieu of foreclosure has been accepted, and the Servicer, on behalf of the owner of the Mortgage Loan, has acquired the property and may dispose of it.  The Action Date is the date of the foreclosure sale or, for deeds-in-lieu, the date the deed is recorded on behalf of the owner of the Mortgage Loan.

Action Code 71 - To report that a Mortgage Loan has been foreclosed and a third party acquired the property, or a total condemnation of the property has occurred.  The Action Date is the date of the foreclosure sale or the date the condemnation award was received.

Action Code 72 - To report that a Mortgage Loan has been foreclosed, or a deed-in-lieu has been accepted, and the property may be conveyed to the mortgage insurer and the pool insurance claim has been filed.  The Action Date is the date of the foreclosure sale, or, for deeds-in-lieu, the date of the deed for conventional mortgages.

The Loss Mit Type field should show the approved Loss Mitigation arrangement.  The following are acceptable:

ASUM-Approved Assumption

BAP-Borrower Assistance Program

CO-Charge Off

DIL-Deed-in-Lieu

FFA-Formal Forbearance Agreement

MOD-Loan Modification

PRE-Pre-Sale

SS-Short Sale

MISC-Anything else approved by the PMI or Pool Insurer

Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property.  The acceptable codes are:

Mortgagor

Tenant

 Unknown

Vacant